EXHIBIT 99.5
MDI, Inc. Raises $4,000,000
     SAN ANTONIO, TEXAS—(BUSINESS WIRE)—August 8, 2005—MDI, Inc. (“the Company”) (Nasdaq: MDII), a recognized leader in delivering open integrated access control, alarm management and video security solutions, today announced the completion of a stock purchase agreement with a consortium of private institution to sell 2,900,000 shares of the Company’s common stock at a price of $1.40 per share for a total capital investment of $4,000,000. Under the terms of the agreement, the Company will grant to the private institutions warrants to purchase an aggregate of 1,450,000 shares of the Company’s common stock at a strike price of $2.36 per share.
The shares were sold in a private transaction under Regulation D of the Securities Act of 1933. The Company is obligated to register the shares for resale on a registration statement within 90 to 120 days. The securities issued pursuant to this private placement have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements of the Securities Act of 1933.
     The proceeds of this transaction strengthen the Company’s capital structure and will provide additional cash for the development of its products, future growth strategies and general working capital.